                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            STOCKWALK.com GROUP, INC.
             (Exact name of registrant as specified in its charter)


                  Minnesota                                    41-1756256
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                   Identification Number)

       5500 Wayzata Boulevard                                    55416
               Suite 800                                       (Zip Code)
       Minneapolis, Minnesota
(Address of Principal Executive Offices)


                            1995 LONG-TERM INCENTIVE
                              AND STOCK OPTION PLAN
                              (Full title of Plan)

                 Jeffrey L. Houdek, Principal Accounting Officer
                             5500 Wayzata Boulevard
                                    Suite 800
                          Minneapolis, Minnesota 55416
                     (Name and address of agent for service)
                                 (612) 542-6000
          (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum        Proposed Maximum
Title of Securities To           Amount to be        Offering Price Per      Aggregate Offering           Amount of
    be Registered                Registered(1)            Share(2)                Price(2)            Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.04 par          1,500,000 shares           $10.9375              $16,406,250             $4,560.94
value
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                       (cover page continued on next page)

(1) The number of shares being registered represents the number of additional shares of Common Stock which may be issued pursuant to the Stockwalk.com Group, Inc.'s 1995 Long-Term Incentive and Stock Option Plan. These shares are in addition to shares previously registered.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices quoted for the Registrant's Common Stock on OTCBB on September 2, 1999. This Registration Statement will become effective immediately upon filing pursuant to Rule 462 under the Securities Act of 1933.

         Pursuant to General Instruction E of the General Instructions to Form S-8, this Registration Statement incorporates by reference the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-36619) filed September 29, 1997. At the time the Registrant was known as Nutrition Medical, Inc..

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         Exhibit      Description
         -------      -----------
         (5)          Opinion of Maun & Simon, PLC.

         (23.1)       Consent of Ernst & Young, LLP.

         (23.4) Consent of Counsel is contained in the opinion filed as Exhibit (5) to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 3rd day of September, 1999.

                            STOCKWALK.com GROUP, INC.


                            By:      /s/ Eldon C. Miller
                                     -----------------------------------
                                     Eldon C. Miller, Chairman and
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eldon C. Miller and David B. Johnson his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                        Title                            Date
       ---------                        -----                            ----

/s/ Eldon C. Miller             Chairman of the Board;             September 3, 1999
---------------------------     Chief Executive Officer
Eldon C. Miller



/s/ Jeffrey L. Houdek           Principal Accounting and           September 3, 1999
---------------------------     Financial Officer
Jeffrey L. Houdek



/s/ David B. Johnson            Executive Vice President           September 3, 1999
---------------------------     and Director
David B. Johnson



/s/ Paul R. Kuehn               President and Director             September 3, 1999
---------------------------
Paul R. Kuehn



/s/ Stanley H. Rahm             Treasurer and Director             September 3, 1999
---------------------------
Stanley H. Rahm


/s/ George E. Kline             Director                           September 3, 1999
---------------------------
George E. Kline



/s/ N. Lee Wesley               Director                           September 3, 1999
---------------------------
N. Lee Wesley

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8



                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                            STOCKWALK.com GROUP, INC.
                            1995 LONG-TERM INCENTIVE
                              AND STOCK OPTION PLAN



                                  EXHIBIT INDEX


   (5)       Opinion of Maun & Simon, PLC.

   (23.1)    Consent of Ernst & Young, LLP.

   (23.4)    Consent of Counsel is contained in the opinion filed as Exhibit
             (5) to this Registration Statement.